CONSENT TO MODIFICATIONS

This Consent to Modifications, dated September 16, 2009, is given and agreed to by the “Purchasers” under the Fifth Amended and Restated Note and Warrant Purchase Agreement by and among the Purchasers, Integral Vision, Inc., a Michigan corporation (the "Company"), and J. M. Warren Law Offices, P.C., as Agent.

Factual Statements

A.
The undersigned is a Purchaser under the Fifth Amended and Restated Note and Warrant Purchase Agreement (as modified December 15, 2008, January 28, 2009, June 10, 2009, and June 23, 2009), dated effective as of the date of execution by such Purchaser, for the purchase of the Notes and Warrants of the Company (the “Purchase Agreement”).

B.
The Company needs to raise additional funds to keep operating.  Prospective investors have requested terms for their potential investments that require certain portions of the Purchase Agreement be modified.  The parties to this Purchase Agreement wish to modify certain portions of the Fifth Amended and Restated Note and Warrant Purchase Agreement to accommodate said prospective investors, which shall be accomplished by attaching said changes to the Purchase Agreement in the form of an addendum to the Purchase Agreement.

Agreement

1.	Modifications. The undersigned agree to the modifications to the Purchase Agreement as follows:

Section 1. b.:  In the portion of said section stating, “As used herein, “Note” or "Notes" means either “Class 2 Notes” or “Class 3 Notes” in a total aggregate amount outstanding at any time not to exceed $8,000,000” shall be modified to read, “As used herein, “Note” or "Notes" means either “Class 2 Notes” or “Class 3 Notes” in a total aggregate amount outstanding at any time not to exceed $10,000,000.”

Section 8.10.:  Limitations of future Common Stock issuances.  The following shall replace the current section in its entirety:

September 16, 2009 — Integral Vision, Inc. — Consent to Modifications

Issue any security which commits it to issue or potentially to issue Common Stock in excess of the limit of authorized shares outstanding at the time of the issuance of any such security excepting securities which are Notes or Warrants.

2.
Voluntary and Informed Execution.  THE PARTIES ACKNOWLEDGE THAT THEY HAVE HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND THAT THE MODIFICATIONS SET FORTH HEREIN WERE KNOWINGLY AND VOLUNTARILY MADE.

3.
Effective Date.  This agreement shall be effective on the date that the majority of the holders of the Notes and Shares currently outstanding under said Purchase Agreement, the Company (as authorized by its Board of Directors), and the Agent have signed this Consent to Modification.

Signed:

Integral Vision, Inc.

/s/ Charles J. Drake
Charles J. Drake
Chairman

J.M. Warren Law Offices, P.C.

/s/ J. Michael Warren
J. Michael Warren

September 16, 2009 — Integral Vision, Inc. — Consent to Modifications

Signed:

Dean Witter Reynolds	Industrial Boxboard Company
Custodian for John N. Hunter	John N. Hunter, its General Partner
IRA Rollover dtd 3-30-2000	2249 Davis Court
MSDW Account #112-014301	Hayward, CA 94545
245 Lytton Avenue, Suite 200
Palo Alto, CA 94301

J.N. Hunter and J.A. Hunter, Trustees
Industrial Boxboard Corporation
Profit Sharing Plan and Trust	by /s/ J.N. Hunter
(July 1, 1989 Restatement and	J.N. Hunter, in his capacities as
subsequent restatements)	Beneficial Owner of the IRA
Rollover,
2249 Davis Court	Trustee of the Profit Sharing Plan,
Hayward, CA 94545	and General Partner of the Industrial
Boxboard Company

Signed:

John R. Kiely, III

John R. Kiely, III Trust dated May 22, 2007,
John R. Kiely, III, Trustee

John R. & Margaret Lee Kiely Revocable Trust,
John R. Kiely, III, Trustee

/s/ John R. Kiely, III
John R. Kiely, III
In his respective capacities

September 16, 2009 — Integral Vision, Inc. — Consent to Modifications

Signed:

Michael H. Kiely

Michael H. Kiely, Beneficiary (for his directed IRA account)
TD Ameritrade, Inc., Custodian for Michael H. Kiely IRA, Account # 370-91506

/s/ Michael H. Kiely
Michael H. Kiely
(Personally and as Beneficiary for his IRA)

September 16, 2009 — Integral Vision, Inc. — Consent to Modifications